The Howard Hughes Corporation Supplemental Information Three Months Ended September 30, 2022 NYSE: HHC Exhibit 99.2

HOWARD HUGHES 2 Cautionary StatementsCautionary Statements Forward Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” “would” and other statements of similar expression. Forward-looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission (SEC) on February 28, 2022. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are funds from operations (FFO), core funds from operations (Core FFO), adjusted funds from operations (AFFO) and net operating income (NOI). FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income calculated in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges (which we believe are not indicative of the performance of our operating portfolio). We calculate FFO in accordance with NAREIT’s definition. Since FFO excludes depreciation and amortization, gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition, development activities and financing costs. This provides a perspective of our financial performance not immediately apparent from net income determined in accordance with GAAP. Core FFO is calculated by adjusting FFO to exclude the impact of certain non-cash and/or nonrecurring income and expense items, as set forth in the calculation herein. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of the ongoing operating performance of the core operations across all segments, and we believe it is used by investors in a similar manner. Finally, AFFO adjusts our Core FFO operating measure to deduct cash expended on recurring tenant improvements and capital expenditures of a routine nature to present an adjusted measure of Core FFO. Core FFO and AFFO are non-GAAP and non-standardized measures and may be calculated differently by other peer companies. We define NOI as operating revenues (rental income, tenant recoveries and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing and other property expenses,). NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development-related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment, and Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by- property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. This amount is presented as Operating NOI and Seaport NOI throughout this document. Total Operating NOI and Total Seaport NOI represent NOI as defined above with the addition of our share of NOI from equity investees. While FFO, Core FFO, AFFO and NOI are relevant and widely used measures of operating performance of real estate companies, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO, Core FFO, AFFO and NOI do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of FFO, Core FFO, AFFO and NOI may not be comparable to FFO, Core FFO, AFFO and NOI reported by other real estate companies. We have included in this presentation a reconciliation from GAAP net income to FFO, Core FFO and AFFO, as well as reconciliations of our GAAP Operating Assets segment earnings before taxes (EBT) to NOI and Seaport segment EBT to NOI. Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, officers and certain shareholders on Forms 3, 4 and 5.

3 Table of Contents Table of Contents FINANCIAL OVERVIEW Definitions 4 Company Profile 5 Financial Summary 7 Balance Sheets 9 Statements of Operations 10 OPERATING PORTFOLIO PERFORMANCE Same Store Metrics 11 NOI by Region 13 Stabilized Properties 15 Unstabilized Properties 17 Under Construction Properties 18 Seaport Operating Performance 19 OTHER PORTFOLIO METRICS Ward Village - Sold Out Condominiums 20 Ward Village - Completed or Under Construction Condominiums to be Sold 21 Summary of Remaining Development Costs 22 Portfolio Key Metrics 23 MPC Performance 24 MPC Land 25 Lease Expirations 26 Acquisition / Disposition Activity 27 Other/Non-core Assets 28 Debt Summary 29 Property-Level Debt 30 Ground Leases 32 Reconciliations of Non-GAAP Measures 33

HOWARD HUGHES 4 Stabilized - Properties in the Operating Assets and Seaport segments that have been in service for more than 36 months or have reached 90% occupancy, whichever occurs first. If an office, retail or multi-family property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Unstabilized - Properties in the Operating Assets and Seaport segments that have been in service for less than 36 months and do not exceed 90% occupancy. Under Construction - Projects in the Strategic Developments and Seaport segments for which construction has commenced as of September 30, 2022, unless otherwise noted. This excludes MPC and condominium development. Net Operating Income (NOI) - We define net operating income (NOI) as operating cash revenues (rental income, tenant recoveries and other revenue) less operating cash expenses (real estate taxes, repairs and maintenance, marketing and other property expenses). NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, other (loss) income, depreciation, development-related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment and, unless otherwise indicated, equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. This amount is presented as Operating NOI and Seaport NOI throughout this document. Total Operating NOI and Total Seaport NOI These terms represent NOI as defined above with the addition of our share of NOI from equity investees. Estimated Stabilized NOI - Stabilized NOI is initially projected prior to the development of the asset based on market assumptions and is revised over the life of the asset as market conditions evolve. On a quarterly basis, each asset’s Annualized NOI is compared to its projected Stabilized NOI in conjunction with forecast data to determine if an adjustment is needed. Adjustments to Stabilized NOI are made when changes to the asset's long-term performance are thought to be more than likely and permanent. Remaining Development Costs - Development costs and related debt held for projects that are under construction or substantially complete and in service in the Operating Assets or the Seaport segment but have not reached stabilized occupancy status are disclosed on the Summary of Remaining Development Costs slide if the project has more than $1.0 million of estimated costs remaining to be incurred. The total estimated costs and costs paid are prepared on a cash basis to reflect the total anticipated cash requirements for the projects. Projects not yet under construction are not included. Same Store Properties - The Company defines Same Store Properties as consolidated and unconsolidated properties that are acquired or placed in-service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store Properties exclude properties placed in- service, acquired, repositioned or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired or treated as in-service for that property to be included in Same Store Properties. Same Store NOI - We calculate Same Store Net Operating Income (Same Store NOI) as Operating Assets NOI applicable to consolidated properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store NOI also includes the Company's share of NOI of unconsolidated properties and the annual distribution from a cost basis investment. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of our operating performance. We believe that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other companies may not define Same Store NOI in the same manner as we do; therefore, our computation of Same Store NOI may not be comparable to that of other companies. Additionally, we do not control investments in unconsolidated properties and while we consider disclosures of our share of NOI to be useful, they may not accurately depict the legal and economic implications of our investment arrangements. DefinitionsDefinitions

Company Profile - Summary & Results

NYSE: HHC

Q3 2022 Company Performance	
Share Price - September 30, 2022	$ 55.39
Diluted Earnings / Share	$ 2.19
FFO / Diluted Share	$ 3.18
Core FFO / Diluted Share	$ 3.70
AFFO / Diluted Share	$ 3.57



'A'ali'i
60%
Q3'22
Condos
Contracted
5 units
Kō'ula
40%



Bridgeland
21%
Q3'22
MPC EBT
$75.4M
Summerlin
75%
The Woodlands/
Woodlands Hills
4%

Recent Company Highlights

NEW YORK, July 18, 2022 (PRNewswire) - The Howard Hughes Corporation announced that iconic fashion designer Alexander Wang has selected the Seaport in New York City for its new global headquarters and showroom, signing a 15-year lease for approximately 46,000 square feet of creative office space at the Fulton Market Building in Lower Manhattan. The fashion company will take over the entire top floor, including a 5,000-square-foot patio of the historic building overlooking the Seaport's cobblestone streets and offering views of the Brooklyn Bridge and East River.

PHOENIX, Aug. 22, 2022 (PRNewswire) - The Howard Hughes Corporation (HHC) announced that JDM Partners has exercised their remaining option to reacquire a stake in Teravalis (formerly named Douglas Ranch), the recently launched large-scale master planned community in Phoenix's West Valley. On August 18, JDM Partners exercised its second option to buy back into Teravalis, acquiring an additional 2.8% interest in the Teravalis joint venture for approximately $15 million. The transaction brings the aggregate of JDM Partners' investment in Teravalis—excluding Floreo (formerly named Trillium), the community's first 3,000-acre village—to approximately $65 million, which equates to approximately 12% of the joint venture.

HONOLULU, Sept. 14, 2022 (PRNewswire) - The Howard Hughes Corporation announced the opening of the Kō'ula® tower at Ward Village®, the sixth residential project to open at the acclaimed 60-acre master planned community located in the heart of Honolulu, just blocks from the Pacific Ocean.

NEW YORK, Sept. 29, 2022 (PRNewswire) - The Howard Hughes Corporation and Chef Jean-Georges Vongerichten celebrated the opening yesterday of the Tin Building by Jean-Georges—a 53,000-square-foot culinary marketplace at Pier 17 at the Seaport on the site of the former Fulton Fish Market—which features an extensive offering of international food experiences at an iconic New York City waterfront location.

Operating Portfolio by Region



Summerlin
NEVADA
Bridgeland
TEXAS
The Woodlands Hills
TEXAS
Seaport
NEW YORK
Ward Village
HAWAII
Teravalis
ARIZONA
The Woodlands
TEXAS
Columbia
MARYLAND

HOWARD HUGHES

5

Company Profile - Summary & Results (cont.)

Q3 2022 Path to Projected Annual Stabilized NOI

Currently Under Construction



Retail 4%
Office 37%
Multi-family 59%
Projected Stabilized NOI
$33.7M

Retail Sq. Ft.	68,800
Office Sq. Ft.	386,000
Multi-family Units	1,029

Currently Unstabilized



Multi-family 12%
Retail 8%
Office 80%
Projected Stabilized NOI
$34.9M

Retail Sq. Ft.	84,151
Office Sq. Ft.	934,255
Multi-family Units	358

Currently Stabilized (a)



Other 9%
Retail 23%
Office 46%
Multi-family 22%
Projected Stabilized NOI
$291.8M

Retail Sq. Ft.	2,307,148
Office Sq. Ft.	5,286,448
Multi-family Units	4,200

Total



Other 7%
Retail 20%
Office 48%
Multi-family 25%
Projected Stabilized NOI
$360.4M

Retail Sq. Ft.	2,460,099
Office Sq. Ft.	6,606,703
Multi-family Units	5,587

Q3 2022 Operating Results by Property Type

Currently Unstabilized



Multi-family 8%
Retail 10%
Office 83%
Q3 '22 Unstabilized NOI
$0.9M

Currently Stabilized



Other 10%
Office 46%
Retail 21%
Multi-family 23%
Q3 '22 Stabilized NOI
$59.9M

Total



Other 10%
Office 47%
Retail 20%
Multi-family 23%
Q3 '22 Total NOI
$60.8M

Path to Projected Annual Stabilized NOI charts exclude Seaport NOI, units, and square footage until we have greater clarity with respect to the performance of our tenants. See page 19 for Seaport NOI and other project information. See page 4 for definitions of Under Construction, Unstabilized,Stabilized and Net Operating Income (NOI).

(a) Decrease in Stabilized square footage from the prior quarter is primarily due to the transfer of Ward Village Retail square footage to the Strategic Developments segment for condominium development.

HOWARD HUGHES

6

Financial Summary

thousands except share price and billions	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	YTD Q3 2022	YTD Q3 2021
Company Profile							
Share price (a)	$ 55.39	$ 68.05	$ 103.61	$ 101.78	$ 87.81	$ 55.39	$ 87.81
Market Capitalization (b)	$2.8b	$3.4b	$5.4b	$5.5b	$4.8b	$2.8b	$4.8b
Enterprise Value (c)	$7.1b	$7.7b	$9.4b	$9.3b	$8.3b	$7.1b	$8.3b
Weighted avg. shares - basic	49,445	50,786	52,453	54,487	55,727	50,880	55,703
Weighted avg. shares - diluted	49,471	50,822	52,501	54,535	55,756	50,912	55,703
Total diluted share equivalents outstanding (a)	49,901	50,263	52,433	54,068	55,126	49,901	55,126
Debt Summary							
Total debt payable (d)	$4,675,327	$4,847,318	$4,722,552	$4,639,416	$4,468,713	$4,675,327	$4,468,713
Fixed-rate debt	$3,316,050	$3,320,845	$3,197,722	$3,125,559	$2,795,832	$3,316,050	$2,795,832
Weighted avg. rate - fixed	4.40 %	4.40 %	4.40 %	4.41 %	4.49 %	4.40 %	4.49 %
Variable-rate debt, excluding condominium financing	$1,310,277	$1,255,498	$1,291,921	$1,314,674	$1,298,358	$1,310,277	$1,298,358
Weighted avg. rate - variable	5.19 %	4.45 %	3.58 %	3.49 %	3.95 %	5.19 %	3.95 %
Condominium debt outstanding at end of period	$ 49,000	$ 270,975	$ 232,909	$ 199,183	$ 374,523	$ 49,000	$ 374,523
Weighted avg. rate - condominium financing	8.14 %	5.00 %	4.79 %	4.77 %	3.99 %	8.14 %	3.99 %
Leverage ratio (debt to enterprise value)	65.16 %	62.36 %	49.63 %	50.64 %	53.60 %	65.16 %	53.60 %
General and Administrative							
General and administrative (G&A)	$ 19,471	$ 15,512	$ 25,891	$ 20,857	$ 19,033	$ 60,874	$ 61,133
Less: Non-cash stock compensation	(1,298)	(1,254)	(1,437)	(2,468)	(2,637)	(3,989)	(7,418)
Cash G&A (e)(f)	$ 18,173	$ 14,258	$ 24,454	$ 18,389	$ 16,396	$ 56,885	$ 53,715

(a) Presented as of period end date.
(b) Market capitalization = Closing share price as of the last trading day of the respective period times total diluted share equivalents outstanding as of the date presented.
(c) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and equivalents.
(d) Represents total mortgages, notes and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs and bond issuance costs.
(e) Cash G&A is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as an indicator of overhead efficiency without regard to non-cash expenses associated with stock compensation. However, it should not be used as an alternative to general and administrative expenses in accordance with GAAP.
(f) The first quarter of 2022 includes $2.3 million of severance and bonus costs related to our former Chief Financial Officer.

HOWARD HUGHES

7

Financial Summary (cont.)

thousands except percentages	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	YTD Q3 2022	YTD Q3 2021
Operating Assets Segment Income							
Revenues	$ 107,706	$ 115,504	$ 96,805	$ 103,177	$ 124,095	$ 320,015	$ 325,062
Expenses	(49,049)	(51,543)	(46,291)	(47,813)	(61,120)	(146,883)	(161,760)
Company's Share NOI - Equity investees	2,139	2,386	6,754	2,053	(47)	11,279	5,783
Total Operating Assets NOI (a)	$ 60,796	$ 66,347	$ 57,268	$ 57,417	$ 62,928	$ 184,411	$ 169,085
Avg. NOI margin	56%	57%	59%	56%	51%	58%	52%
MPC Segment Earnings							
Total revenues	$ 78,188	$ 108,110	$ 80,692	$ 214,820	$ 72,061	$ 266,990	$ 194,926
Total expenses (b)	(31,055)	(45,136)	(36,896)	(101,205)	(35,474)	(113,087)	(92,646)
Depreciation and amortization	(104)	(92)	(90)	(94)	(102)	(286)	(272)
Interest (expense) income, net (c)	13,492	11,783	10,422	10,949	10,362	35,697	31,734
Other income (loss), net	—	23	—	—	—	23	—
Equity in earnings (losses) from real estate and other affiliates	14,862	(3,422)	5,550	4,831	8,277	16,990	54,568
Gain (loss) on extinguishment of debt	—	—	—	—	(1,004)	—	(1,004)
MPC Segment EBT (c)	$ 75,383	$ 71,266	$ 59,678	$ 129,301	$ 54,120	$ 206,327	$ 187,306
Seaport Segment Income							
Revenues	$ 31,729	$ 27,090	$ 9,961	$ 14,749	$ 20,224	$ 68,780	$ 37,323
Expenses	(30,161)	(27,774)	(15,703)	(20,268)	(23,749)	(73,638)	(49,367)
Company's share NOI - equity investees (d)	(11,034)	(4,979)	(3,838)	(272)	(38)	(19,851)	(320)
Total Seaport NOI (e)	$ (9,466)	$ (5,663)	$ (9,580)	$ (5,791)	$ (3,563)	$ (24,709)	$ (12,364)
Avg. NOI margin	(30%)	(14%)	(83%)	(39%)	(18%)	(36%)	(33%)
Condo Gross Profit							
Condominium rights and unit sales	$ 418,645	$ 21,420	$ 19,616	$ 464,406	$ 163	$ 459,681	$ 50,191
Adjusted condominium rights and unit cost of sales (f)	(295,300)	(16,833)	(14,180)	(345,714)	(82)	(326,313)	(47,989)
Condo adjusted gross profit	$ 123,345	$ 4,587	$ 5,436	$ 118,692	$ 81	$ 133,368	$ 2,202

(a) Total Operating Assets NOI includes the Howard Hughes Corporation's (the Company or HHC) share of equity method investments NOI and the annual distribution from our cost basis investment. Prior periods have been adjusted to be consistent with current period presentation.
(b) Expenses include both actual and estimated future costs of sales allocated on a relative sales value to land parcels sold, including Master Planned Communities (MPC)-level G&A and real estate taxes on remaining residential and commercial land.
(c) MPC Segment EBT (Earnings before tax, as discussed in our GAAP financial statements), includes negative interest expense relating to capitalized interest for the segment on debt held in other segments and at corporate.
(d) Company's Share of NOI - Equity Investees for the Tin Building by Jean-Georges has been updated for the first and second quarters of 2022 using our current partnership funding provisions compared to the stated ownership of 65% used previously.
(e) Total Seaport NOI includes the Company's share of equity method investments NOI.
(f) Excludes $2.7 million charge in the second quarter of 2022 and $20.5 million charge in the first quarter of 2021, for the estimated costs related to construction defects at the Waiea tower. The Company expects to recover all the repair costs from the general contractor, other responsible parties and insurance proceeds.

HOWARD HUGHES
8

HOWARD HUGHES 9 thousands except par values and share amounts September 30, 2022 December 31, 2021 ASSETS Unaudited Unaudited Investment in real estate: Master Planned Communities assets $ 2,396,689 $ 2,282,768 Buildings and equipment 4,177,563 3,962,441 Less: accumulated depreciation (841,363) (743,311) Land 307,037 322,439 Developments 1,085,302 1,208,907 Net property and equipment 7,125,228 7,033,244 Investment in real estate and other affiliates 261,615 369,949 Net investment in real estate 7,386,843 7,403,193 Net investment in lease receivable 2,897 2,913 Cash and cash equivalents 354,605 843,212 Restricted cash 571,703 373,425 Accounts receivable, net 95,364 86,388 Municipal Utility District receivables, net 506,666 387,199 Notes receivable, net 4,700 7,561 Deferred expenses, net 123,815 119,825 Operating lease right-of-use assets, net 47,629 57,022 Prepaid expenses and other assets, net 414,459 300,956 Total assets $ 9,508,681 $ 9,581,694 LIABILITIES Mortgages, notes and loans payable, net $ 4,627,411 $ 4,591,157 Operating lease obligations 51,716 69,363 Deferred tax liabilities 228,396 204,837 Accounts payable and accrued expenses 1,050,267 983,167 Total liabilities 5,957,790 5,848,524 Redeemable noncontrolling interest — 22,500 EQUITY Preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued — — Common stock: $0.01 par value; 150,000,000 shares authorized, 56,307,386 issued and 49,901,001 outstanding as of September 30, 2022, 56,173,276 shares issued and 54,065,661 outstanding as of December 31, 2021 564 563 Additional paid-in capital 3,969,840 3,960,418 Retained earnings (accumulated deficit) 115,326 (16,456) Accumulated other comprehensive income (loss) 9,884 (14,457) Treasury stock, at cost, 6,406,385 shares as of September 30, 2022, and 2,107,615 shares as of December 31, 2021 (609,724) (220,073) Total stockholders' equity 3,485,890 3,709,995 Noncontrolling interests 65,001 675 Total equity 3,550,891 3,710,670 Total liabilities and equity $ 9,508,681 $ 9,581,694 Share Count Details (thousands) Shares outstanding at end of period (including restricted stock) 49,901 54,066 Dilutive effect of stock options (a) — 2 Total diluted share equivalents outstanding 49,901 54,068 (a) Stock options assume net share settlement calculated for the period presented. Balance Sheets

Statements of Operations

thousands except per share amounts	Q3 2022	Q3 2021	YTD Q3 2022	YTD Q3 2021
REVENUES	Unaudited	Unaudited	Unaudited	Unaudited
Condominium rights and unit sales	$ 418,645	$ 163	$ 459,681	$ 50,191
Master Planned Communities land sales	52,585	56,305	199,032	152,124
Rental revenue	96,917	95,215	296,081	269,590
Other land, rental and property revenues	52,550	56,350	119,870	120,982
Builder price participation	18,852	11,155	51,819	29,338
Total revenues	**639,549**	**219,188**	**1,126,483**	**622,225**
EXPENSES				
Condominium rights and unit cost of sales	295,300	82	329,026	68,485
Master Planned Communities cost of sales	19,355	23,419	75,304	63,928
Operating costs	85,089	90,025	236,763	219,866
Rental property real estate taxes	12,118	14,812	40,314	42,519
Provision for (recovery of) doubtful accounts	106	154	2,238	(1,944)
General and administrative	19,471	19,033	60,874	61,133
Depreciation and amortization	50,015	56,299	147,584	155,395
Other	2,902	4,063	7,985	8,253
Total expenses	**484,356**	**207,887**	**900,088**	**617,635**
OTHER				
Provision for impairment	—	—	—	(13,068)
Gain (loss) on sale or disposal of real estate and other assets, net	—	39,141	4,009	60,474
Other income (loss), net	2,004	(1,307)	2,497	(12,278)
Total other	**2,004**	**37,834**	**6,506**	**35,128**
Operating income (loss)	157,197	49,135	232,901	39,718
Interest income	995	12	1,273	84
Interest expense	(24,373)	(31,556)	(79,963)	(97,205)
Gain (loss) on extinguishment of debt	—	(1,577)	(645)	(37,543)
Equity in earnings (losses) from real estate and other affiliates	7,708	(7,848)	19,528	15,815
Income (loss) before income taxes	141,527	8,166	173,094	(79,131)
Income tax expense (benefit)	33,858	6,049	41,822	(16,706)
Net income (loss)	107,669	2,117	131,272	(62,425)
Net (income) loss attributable to noncontrolling interests	427	1,936	510	4,725
Net income (loss) attributable to common stockholders	**$ 108,096**	**$ 4,053**	**$ 131,782**	**$ (57,700)**
Basic income (loss) per share	**$ 2.19**	**$ 0.07**	**$ 2.59**	**$ (1.04)**
Diluted income (loss) per share	**$ 2.19**	**$ 0.07**	**$ 2.59**	**$ (1.04)**

HOWARD HUGHES

10

Same Store NOI - Operating Assets Segment

thousands	Q3 2022	Q3 2021	$ Change	% Change	YTD Q3 2022	YTD Q3 2021	$ Change	% Change
Same Store Office								
Houston, TX	$ 19,050	$ 17,894	$ 1,156	6 %	$ 54,527	$ 52,924	$ 1,603	3 %
Columbia, MD	5,881	6,325	(444)	(7)%	18,259	16,387	1,872	11 %
Las Vegas, NV	3,499	3,597	(98)	(3)%	10,560	10,620	(60)	(1)%
Total Same Store Office	**28,430**	**27,816**	**614**	**2 %**	**83,346**	**79,931**	**3,415**	**4 %**
Same Store Retail								
Houston, TX	3,756	3,768	(12)	— %	10,083	9,381	702	7 %
Columbia, MD	464	242	222	92 %	1,520	1,180	340	29 %
Las Vegas, NV	5,687	5,449	238	4 %	17,328	18,377	(1,049)	(6)%
Honolulu, HI	3,318	5,529	(2,211)	(40)%	11,521	11,237	284	3 %
Total Same Store Retail	**13,225**	**14,988**	**(1,763)**	**(12)%**	**40,452**	**40,175**	**277**	**1 %**
Same Store Multi-Family								
Houston, TX	7,087	6,084	1,003	16 %	20,937	14,448	6,489	45 %
Columbia, MD	1,667	1,387	280	20 %	4,934	2,856	2,078	73 %
Las Vegas, NV	1,895	1,846	49	3 %	5,543	5,158	385	7 %
Company's Share NOI - Equity Investees	1,910	1,705	205	12 %	5,440	5,032	408	8 %
Total Same Store Multi-Family	**12,559**	**11,022**	**1,537**	**14 %**	**36,854**	**27,494**	**9,360**	**34 %**
Same Store Other								
Houston, TX	1,650	1,812	(162)	(9)%	5,303	5,066	237	5 %
Columbia, MD	(17)	46	(63)	(137)%	(141)	(59)	(82)	(139)%
Las Vegas, NV	3,876	5,475	(1,599)	(29)%	8,293	8,043	250	3 %
Honolulu, HI	118	124	(6)	(5)%	222	214	8	4 %
Company's Share NOI - Equity and Cost Investees	229	952	(723)	(76)%	5,839	5,622	217	4 %
Total Same Store Other	**5,856**	**8,409**	**(2,553)**	**(30)%**	**19,516**	**18,886**	**630**	**3 %**
Total Same Store NOI	**60,070**	**62,235**	**(2,165)**	**(3)%**	**180,168**	**166,486**	**13,682**	**8 %**
Non-Same Store NOI	**726**	**693**	**33**	**5 %**	**4,243**	**2,599**	**1,644**	**63 %**
Total Operating Assets NOI	**$ 60,796**	**$ 62,928**	**$ (2,132)**	**(3)%**	**$ 184,411**	**$ 169,085**	**$ 15,326**	**9 %**

See page 4 for definitions of Same Store Properties and Same Store NOI.

HOWARD HUGHES

11

HOWARD HUGHES 12 thousands Q3 2022 Q2 2022 Q1 2022 Q4 2021 Q3 2021 Same Store Metrics Stabilized Leasing Percentages Office 89% 88% 90% 91% 88 % Retail 95% 95% 93% 93% 92 % Multi-Family 96% 96% 98% 99% 97 % Unstabilized Leasing Percentages Office 71% 64% 52% 52% 45 % Retail 90% 78% 72% 72% 70 % Multi-Family (a) — % — % — % — % 89 % Same Store NOI Office $ 28,430 $ 29,739 $ 25,177 $ 29,908 $ 27,816 Retail 13,225 14,506 12,721 14,422 14,988 Multi-Family 12,559 12,435 11,860 11,562 11,022 Other 5,856 7,890 5,770 884 8,409 Total Same Store NOI $ 60,070 $ 64,570 $ 55,528 $ 56,776 $ 62,235 Quarter over Quarter Change in Same Store NOI (7) % 16% (2) % (9) % See page 4 for definitions of Same Store Properties and Same Store NOI. (a) As of Q4 2021, all same store multi-family properties are stabilized. Same Store Performance - Operating Assets Segment

NOI by Region, excluding Seaport

thousands except Sq. Ft. and units	% Ownership (a)	Total		Q3 2022 Occupied (#)		Q3 2022 Leased (#)		Q3 2022 Occupied (%)		Q3 2022 Leased (%)		Q3 2022 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years) (d)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Stabilized Properties														
Office - Houston	100 %	3,373,048	—	2,855,647	—	2,962,390	—	85 %	— %	88 %	— %	$ 78,010	$ 92,140	—
Office - Columbia	100 %	1,380,972	—	1,147,844	—	1,199,401	—	83 %	— %	87 %	— %	22,130	26,180	—
Office - Summerlin	100 %	532,428	—	520,848	—	527,102	—	98 %	— %	99 %	— %	14,110	14,900	—
Retail - Houston	100 %	420,527	—	370,291	—	387,243	—	88 %	— %	92 %	— %	12,820	14,570	—
Retail - Columbia	100 %	99,899	—	99,899	—	99,899	—	100 %	— %	100 %	— %	2,760	2,710	—
Retail - Hawai'i	100 %	854,869	—	752,631	—	777,233	—	88 %	— %	91 %	— %	17,720	24,810	—
Retail - Summerlin	100 %	800,140	—	783,487	—	797,708	—	98 %	— %	100 %	— %	24,780	26,300	—
Multi-Family - Houston (e)	100 %	34,419	2,610	32,438	2,478	32,438	2,529	94 %	95 %	94 %	97 %	35,130	39,980	—
Multi-Family - Columbia (e)	Various	97,294	1,199	55,587	1,124	84,275	1,153	57 %	94 %	87 %	96 %	14,370	16,860	—
Multi-Family - Summerlin (e)	100 %	—	391	—	365	—	370	— %	93 %	— %	95 %	7,550	7,650	—
Self-Storage - Houston	100 %	—	1,363	—	1,291	—	1,303	— %	95 %	— %	96 %	1,390	1,390	—
Other - Summerlin	100 %	—	—	—	—	—	—	— %	— %	— %	— %	13,080	14,270	—
Other Assets (f)	Various	135,801	—	135,801	—	135,801	—	100 %	— %	100 %	— %	6,970	10,000	—
Total Stabilized Properties (g)												**$ 250,820**	**$ 291,760**	—
Unstabilized Properties														
Office - Houston	100 %	615,055	—	263,859	—	370,987	—	43 %	— %	60 %	— %	$ (240)	$ 18,500	0.3
Office - Columbia	100 %	319,200	—	218,418	—	298,610	—	68 %	— %	94 %	— %	3,660	9,200	0.3
Retail - Houston	100 %	72,976	—	54,205	—	65,792	—	74 %	— %	90 %	— %	940	2,200	0.3
Retail - Hawaii	100 %	11,175	—	9,784	—	9,784	—	88 %	— %	88 %	— %	(20)	640	2.3
Multi-Family - Houston (e)	100 %	—	358	—	16	—	56	— %	4 %	— %	16 %	—	4,350	2.8
Total Unstabilized Properties												**$ 4,340**	**$ 34,890**	**2.2**

HOWARD HUGHES

HH

13

NOI by Region, excluding Seaport (cont.)

thousands except Sq. Ft. and units	% Ownership (a)	Total		Q3 2022 Occupied (#)		Q3 2022 Leased (#)		Q3 2022 Occupied (%)		Q3 2022 Leased (%)		Q3 2022 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years) (d)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Under Construction Properties														
Office - Houston	100 %	33,000	—	—	—	—	—	— %	— %	— %	— %	n/a	$ 790	1.8
Office - Columbia	100 %	86,000	—	—	—	—	—	— %	— %	— %	— %	n/a	3,200	3.3
Office - Summerlin	100 %	267,000	—	—	—	—	—	— %	— %	— %	— %	n/a	8,380	3.3
Retail - Hawai'i	100 %	36,800	—	—	—	—	—	— %	— %	— %	— %	n/a	1,280	3.0
Multi-Family - Houston (e)	100 %	—	263	—	—	—	—	— %	— %	— %	— %	n/a	4,860	3.5
Multi-Family - Summerlin (e)	100 %	—	294	—	—	—	—	— %	— %	— %	— %	n/a	5,900	4.3
Multi-Family - Columbia (e)	100 %	32,000	472	—	—	—	—	— %	— %	— %	— %	n/a	9,320	3.5
Total Under Construction Properties												**n/a**	**$ 33,730**	**3.4**
Total / Wtd. Avg. for Portfolio												**$ 255,160**	**$ 360,380**	**3.1**

(a) Includes our share of NOI for our joint ventures.
(b) To better reflect the full-year performance of the properties, the impacts of certain prior period accruals and adjustments included in Q3 2022 NOI were not annualized. Annualized Q3 2022 NOI also includes distribution received from cost method investment in Q1 2022. For purposes of this calculation, this one time annual distribution is not annualized.
(c) Excludes Seaport NOI, units, and square feet until we have greater clarity with respect to the performance of our tenants. See page 19 for Seaport Est. stabilized yield and other project information.
(d) The expected stabilization date used in the Time to Stabilized calculation for all unstabilized and under construction assets is set 36 months from the in-service or expected in-service date.
(e) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(f) These assets can be found on page 16 of this presentation.
(g) For Stabilized Properties, the difference between Annualized NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, timing of lease turnovers, free rent and other market factors.

HOWARD HUGHES

14

Stabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Q3 2022 % Occ. (a)	Q3 2022 % Leased (a)	Annualized Q3 2022 NOI (b) (c)	Est. Stabilized NOI (b)
Office							
One Hughes Landing	Houston, TX	100 %	197,719	55 %	55 %	$ 2,840	$ 6,170
Two Hughes Landing	Houston, TX	100 %	197,714	69 %	78 %	4,090	6,000
Three Hughes Landing	Houston, TX	100 %	320,815	92 %	94 %	8,900	8,240
1725 Hughes Landing Boulevard	Houston, TX	100 %	331,176	56 %	64 %	5,390	6,900
1735 Hughes Landing Boulevard	Houston, TX	100 %	318,170	100 %	100 %	8,580	8,900
2201 Lake Woodlands Drive	Houston, TX	100 %	24,119	100 %	100 %	520	570
Lakefront North	Houston, TX	100 %	258,058	75 %	87 %	1,790	6,450
8770 New Trails	Houston, TX	100 %	180,000	100 %	100 %	5,730	4,400
9303 New Trails	Houston, TX	100 %	97,967	72 %	72 %	1,210	1,530
3831 Technology Forest Drive	Houston, TX	100 %	95,078	100 %	100 %	2,540	2,620
3 Waterway Square	Houston, TX	100 %	232,021	91 %	91 %	5,790	6,500
4 Waterway Square	Houston, TX	100 %	218,551	77 %	80 %	3,840	6,860
1201 Lake Robbins Tower (d)	Houston, TX	100 %	805,993	100 %	100 %	26,330	25,500
1400 Woodloch Forest	Houston, TX	100 %	95,667	67 %	84 %	460	1,500
10 - 70 Columbia Corporate Center	Columbia, MD	100 %	889,516	83 %	86 %	13,080	14,330
Columbia Office Properties	Columbia, MD	100 %	63,831	52 %	84 %	280	1,400
One Mall North	Columbia, MD	100 %	96,977	58 %	58 %	810	1,950
One Merriweather	Columbia, MD	100 %	206,632	100 %	100 %	5,530	5,400
Two Merriweather	Columbia, MD	100 %	124,016	93 %	98 %	2,430	3,100
Aristocrat	Las Vegas, NV	100 %	181,534	100 %	100 %	4,390	4,520
One Summerlin	Las Vegas, NV	100 %	206,279	94 %	97 %	5,900	6,440
Two Summerlin	Las Vegas, NV	100 %	144,615	100 %	100 %	3,820	3,940
Total Office			**5,286,448**			**$ 114,250**	**$ 133,220**
Retail							
Creekside Village Green	Houston, TX	100 %	74,670	84 %	89 %	$ 2,400	$ 2,400
Hughes Landing Retail	Houston, TX	100 %	125,798	85 %	89 %	3,690	4,990
1701 Lake Robbins	Houston, TX	100 %	12,376	100 %	100 %	560	540
Lake Woodlands Crossing Retail	Houston, TX	100 %	60,261	85 %	95 %	1,280	1,670
Lakeland Village Center at Bridgeland	Houston, TX	100 %	67,947	86 %	91 %	1,590	1,800
20/25 Waterway Avenue	Houston, TX	100 %	50,062	98 %	98 %	1,890	2,000
Waterway Garage Retail	Houston, TX	100 %	21,513	100 %	100 %	1,100	870
2000 Woodlands Parkway	Houston, TX	100 %	7,900	100 %	100 %	310	300
Columbia Regional Building	Columbia, MD	100 %	89,199	100 %	100 %	2,230	2,310
Merriweather District Area 3 Standalone Restaurant	Columbia, MD	100 %	10,700	100 %	100 %	530	400
Ward Village Retail	Honolulu, HI	100 %	854,869	88 %	91 %	17,720	24,810
Downtown Summerlin (e)	Las Vegas, NV	100 %	800,140	98 %	100 %	24,780	26,300
Total Retail			**2,175,435**			**$ 58,080**	**$ 68,390**

HOWARD HUGHES

15

Stabilized Properties - Operating Assets Segment (cont.)

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Units	Q3 2022 % Occ.(a) Rentable Sq. Ft.	Q3 2022 % Occ.(a) Units	Q3 2022 % Leased (a) Rentable Sq. Ft.	Q3 2022 % Leased (a) Units	Annualized Q3 2022 NOI (b) (c)	Est. Stabilized NOI (b)
Multi-family										
Creekside Park Apartments	Houston, TX	100 %	—	292	n/a	96 %	n/a	99 %	$ 2,790	$ 3,000
Creekside Park The Grove	Houston, TX	100 %	—	360	n/a	96 %	n/a	98 %	4,780	4,780
Lakeside Row	Houston, TX	100 %	—	312	n/a	95 %	n/a	96 %	3,400	3,870
Millennium Six Pines Apartments	Houston, TX	100 %	—	314	n/a	94 %	n/a	97 %	3,510	4,500
Millennium Waterway Apartments	Houston, TX	100 %	—	393	n/a	95 %	n/a	97 %	3,250	4,600
One Lakes Edge	Houston, TX	100 %	22,971	390	91 %	95 %	91 %	96 %	7,170	7,200
The Lane at Waterway	Houston, TX	100 %	—	163	n/a	94 %	n/a	95 %	2,600	3,500
Two Lakes Edge	Houston, TX	100 %	11,448	386	100 %	95 %	100 %	97 %	7,630	8,530
Juniper Apartments	Columbia, MD	100 %	55,677	382	25 %	92 %	77 %	95 %	6,730	9,160
The Metropolitan Downtown Columbia	Columbia, MD	50 %	13,591	380	100 %	95 %	100 %	97 %	3,430	3,450
m.flats/TEN.M	Columbia, MD	50 %	28,026	437	100 %	94 %	100 %	96 %	4,210	4,250
Constellation Apartments	Las Vegas, NV	100 %	—	124	n/a	94 %	n/a	96 %	2,440	2,500
Tanager Apartments	Las Vegas, NV	100 %	—	267	n/a	93 %	n/a	94 %	5,110	5,150
Total Multi-family (f)			**131,713**	**4,200**					**$ 57,050**	**$ 64,490**
Other										
Hughes Landing Daycare	Houston, TX	100 %	10,000	—	100 %	— %	100 %	— %	$ 250	$ 280
The Woodlands Warehouse	Houston, TX	100 %	125,801	—	100 %	— %	100 %	— %	1,390	1,520
HHC 242 Self-Storage	Houston, TX	100 %	—	634	n/a	94 %	n/a	95 %	710	710
HHC 2978 Self-Storage	Houston, TX	100 %	—	729	n/a	95 %	n/a	96 %	680	680
Woodlands Sarofim #1	Houston, TX	20 %	n/a	n/a	n/a	n/a	n/a	n/a	20	250
Stewart Title of Montgomery County, TX	Houston, TX	50 %	n/a	n/a	n/a	n/a	n/a	n/a	880	2,380
Houston Ground Leases	Houston, TX	100 %	n/a	n/a	n/a	n/a	n/a	n/a	1,640	2,300
Kewalo Basin Harbor	Honolulu, HI	100 %	n/a	n/a	n/a	n/a	n/a	n/a	2,020	2,180
Hockey Ground Lease	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	580	580
Summerlin Hospital Medical Center	Las Vegas, NV	5 %	n/a	n/a	n/a	n/a	n/a	n/a	4,640	4,640
Las Vegas Ballpark (g)	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	7,860	9,050
Other Assets	Various	100 %	n/a	n/a	n/a	n/a	n/a	n/a	770	1,090
Total Other			**135,801**	**1,363**					**$ 21,440**	**$ 25,660**
Total Stabilized									**$ 250,820**	**$ 291,760**

(a) Percentage Occupied and Percentage Leased are as of September 30, 2022.
(b) For Stabilized Properties, the difference between Annualized NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, timing of lease turnovers, free rent and other market factors.
(c) To better reflect the full-year performance of the properties, the impacts of certain prior period accruals and adjustments included in Q3 2022 NOI were not annualized.
(d) 1201 Lake Robbins and 9950 Woodloch Forest, are collectively known as The Woodlands Towers at the Waterway. 9950 Woodloch Forest is an unstabilized property as of September 30, 2022.
(e) Downtown Summerlin rentable sq. ft. excludes 381,767 sq. ft. of anchor space and 40,846 sq. ft. of office space.
(f) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(g) The Las Vegas Ballpark presentation is inclusive of the results from both the stadium operations and those of our wholly owned team, the Las Vegas Aviators. Annualized NOI is based on a trailing 12-month calculation due to seasonality.

HOWARD HUGHES
16

Unstabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Units	Q3 2022 % Occ.(a)		Q3 2022 % Leased (a)		Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Annualized Q3 2022 NOI	Est. Stabilized NOI (b)	Est. Stab. Date	Est. Stab. Yield
					Rentable Sq. Ft.	Units	Rentable Sq. Ft.	Units						
Office														
6100 Merriweather	Columbia, MD	100 %	319,200	—	68 %	n/a	94 %	n/a	118,511	138,221	3,660	9,200	2022	7 %
Memorial Hermann Medical Office Building	Houston, TX	100 %	20,000	—	— %	n/a	100 %	n/a	$ 3,704	$ 6,237	$ —	$ 600	2023	10 %
9950 Woodloch Forest (c)(d)	Houston, TX	100 %	595,055	—	44 %	n/a	59 %	n/a	168,089	210,971	(240)	17,900	2022	8 %
Total Office			**934,255**	**—**					**$ 290,304**	**$ 355,429**	**$ 3,420**	**$ 27,700**		
Retail														
A'ali'i (e)	Honolulu, HI	100 %	11,175	—	88 %	n/a	88 %	n/a	$ —	$ —	$ (20)	$ 640	2024	— %
Creekside Park West	Houston, TX	100 %	72,976	—	74 %	n/a	90 %	n/a	19,657	20,777	940	2,200	2022	11 %
Total Retail			**84,151**	**—**					**$ 19,657**	**$ 20,777**	**$ 920**	**$ 2,840**		
Multi-Family														
Starling at Bridgeland	Houston, TX	100 %	—	358	— %	4 %	— %	16 %	$ 46,108	$ 60,572	$ —	$ 4,350	2025	7 %
Total Multi-Family			**—**	**358**					**$ 46,108**	**$ 60,572**	**$ —**	**$ 4,350**		
Total Unstabilized									**$ 356,069**	**$ 436,778**	**$ 4,340**	**$ 34,890**		

(a) Percentage Occupied and Percentage Leased are as of September 30, 2022.
(b) Company estimates of stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.
(c) 9950 Woodloch Forest development costs incurred and estimated total cost are inclusive of acquisition and tenant lease-up costs.
(d) 1201 Lake Robbins and 9950 Woodloch Forest, are collectively known as The Woodlands Towers at the Waterway. 1201 Lake Robbins is a stabilized property as of September 30, 2022, as Occidental Petroleum has leased 100% of the building through 2032.
(e) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 20 and 21 of this supplement.

HOWARD HUGHES

17

Under Construction Projects - Strategic Developments Segment

thousands except Sq. Ft. and units	Location	% Ownership	Est. Rentable Sq. Ft.	Percent Pre-Leased (a)	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Office										
Creekside Park Medical Plaza	Houston, TX	100 %	33,000	— %	Q1 2022	2024	$ 4,631	$ 10,351	$ 790	8 %
1700 Pavilion	Las Vegas, NV	100 %	267,000	43 %	Q2 2021	2025	79,864	121,515	8,380	7 %
South Lake Medical Office Building	Columbia, MD	100 %	86,000	21 %	Q3 2022	2026	3,846	44,833	3,200	7 %
Total Office			**386,000**				**$ 88,341**	**$ 176,699**	**$ 12,370**	
Retail										
Kō'ula (c)	Honolulu, HI	100 %	36,800	29 %	Q3 2019	2025	$ —	$ —	$ 1,280	— %
Total Retail			**36,800**				**$ —**	**$ —**	**$ 1,280**	

in thousands except Sq. Ft. and units	Location	% Ownership	# of Units	Monthly Est. Rent Per Unit	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Multi-family										
Marlow	Columbia, MD	100 %	472	$ 1,984	Q1 2021	2026	$ 83,159	$ 130,490	$ 9,320	7 %
Tanager Echo	Las Vegas, NV	100 %	294	2,148	Q2 2021	2026	50,971	86,853	5,900	7 %
Wingspan (d)	Houston, TX	100 %	263	2,460	Q2 2022	2026	3,116	86,548	4,860	6 %
Total Multi-family			**1,029**				**$ 137,246**	**$ 303,891**	**$ 20,080**	
Total Under Construction							**$ 225,587**	**$ 480,590**	**$ 33,730**	

(a) Represents leases signed as of September 30, 2022, and is calculated as the total leased square feet divided by total leasable square feet, expressed as a percentage.
(b) Represents management's estimate of the first quarter of operations in which the asset may be stabilized.
(c) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 20 and 21 of this supplement.
(d) Wingspan is our first single-family rental community in Bridgeland. The project, which will include 263 homes, is expected to start welcoming residents in late 2023.

HOWARD HUGHES

18

Seaport Operating Performance

Q3 2022 *thousands except sq. ft. and percentages*	Landlord Operations (a)	Landlord Operations - Multi-family (b)	Managed Businesses (c)	Tin Building (d)	Events and Sponsorships (e)	Q3 2022 Total
Revenues						
Rental revenue (f)	$ 2,101	$ 237	$ —	$ 1,563	$ —	$ 3,901
Tenant recoveries	232	—	—	243	—	475
Other rental and property (expense) revenue	—	(3)	13,558	—	13,797	27,352
Total Revenues	2,333	234	13,558	1,806	13,797	31,728
Expenses						
Other property operating costs (f)	(6,668)	(212)	(12,548)	(194)	(10,538)	(30,160)
Total Expenses	(6,668)	(212)	(12,548)	(194)	(10,538)	(30,160)
Seaport NOI	$ (4,335)	$ 22	$ 1,010	$ 1,612	$ 3,259	$ 1,568
Company's Share NOI - Equity Investees (f)	—	—	332	(11,366)	—	(11,034)
Total Seaport NOI (g)	$ (4,335)	$ 22	$ 1,342	$ (9,754)	$ 3,259	$ (9,466)
Rentable Sq. Ft. / Units						
Total Sq. Ft. / units	399,919	13,000 / 21	50,970	53,783	21,077	
Leased Sq. Ft. / units (h)	250,280	— / 21	50,970	53,783	21,077	
% Leased or occupied (h)	63 %	— % / 100 %	100 %	100 %	100 %	
Development						
Development costs incurred	$ 564,296	$ —	$ —	$ 191,123	$ —	$ 755,419
Estimated total costs (excl. land)	$ 594,368	$ —	$ —	$ 196,113	$ —	$ 790,481

(a) Landlord Operations represents physical real estate in the Historic District and Pier 17 developed and owned by HHC and leased to third parties.
(b) Landlord Operations - Multi-family represents 85 South Street which includes base level retail in addition to residential units.
(c) Managed Businesses represents retail and food and beverage businesses in the Historic District and Pier 17 that HHC owns, either wholly or through joint ventures, and operates, including license and management agreements. For the three months ended September 30, 2022, these businesses include, among others, The Fulton, The Greens, Mister Dips, Carne Mare and Malibu Farm. Managed Businesses also includes our equity share of NOI from Ssäm Bar and Jean-Georges Restaurants.
(d) The Company owns 100% of the Tin Building which was completed and placed in service during the third quarter of 2022. The Company leased 100% of the space to The Tin Building by Jean-Georges joint venture, in which the Company has an equity ownership interest.
(e) Events and Sponsorships includes private events, catering, sponsorships, concert series and other rooftop activities.
(f) Rental revenue earned from and expense paid by businesses we wholly own and operate is eliminated in consolidation. For joint ventures where the Company is the landlord, the Company recognizes 100% of rental revenue earned. The Company's share of rental expense paid by joint ventures is included in the Company's Share NOI – Equity Investees.
(g) Total Seaport NOI includes NOI from businesses we wholly own and operate as well as the Company's share of NOI from equity investees. See page 34 for the reconciliation of Total Seaport NOI.
(h) The percent leased for Landlord Operations includes agreements with terms of less than one year.

HOWARD HUGHES
19

Ward Village - Sold Out Condominiums

As of September 30, 2022	Anaha	Ae'o	Ke Kilohana (a)	Victoria Place	Total
Key Metrics (*$ in thousands*)					
Type of building	Luxury	Upscale	Workforce	Luxury	
Number of units	317	465	423	349	1,554
Avg. unit Sq. Ft.	1,417	838	696	1,164	991
Condo Sq. Ft.	449,205	389,663	294,273	406,351	1,539,492
Street retail Sq. Ft.	16,048	70,800	28,386	n/a	115,234
Stabilized retail NOI	$1,200	$2,400	$1,200	n/a	$4,800
Stabilization year	2020	2019	2020	n/a	
Development progress (*$ in thousands*)					
Status	Opened	Opened	Opened	Under Construction	
Start date	Q4 2014	Q1 2016	Q4 2016	Q1 2021	
Completion date	Q4 2017	Q4 2018	Q2 2019	2024	
Total development cost	$403,974	$430,737	$218,406	$503,271	$1,556,388
Cost-to-date	403,546	429,774	216,935	148,769	1,199,024
Remaining to be funded	$428	$963	$1,471	$354,502	$357,364
Financial Summary (*$ in thousands*)					
Units closed (through Q3 2022)	317	465	423	—	1,205
Units under contract (through Q3 2022)	—	—	—	349	349
Total % of units closed or under contract	100.0%	100.0%	100.0%	100.0%	100.0%
Square footage closed or under contract (total)	449,205	389,663	294,273	406,351	1,539,492
Total % square footage closed or under contract	100.0%	100.0%	100.0%	100.0%	100.0%
Total cash received (closings & deposits)	$515,877	$512,770	$218,536	$157,526	$1,404,709
Total GAAP revenue recognized	$515,877	$512,770	$218,536	$—	$1,247,183
Total future GAAP revenue for units under contract	$—	$—	$—	$774,584	$774,584
Deposit Reconciliation (*thousands*)					
Spent towards construction	$—	$—	$—	$75,040	$75,040
Held for future use (b)	—	—	—	82,486	82,486
Total deposits from sales commitment	$—	$—	$—	$157,526	$157,526

(a) Ke Kilohana consists of 375 workforce units and 48 market rate units.
(b) Total deposits held for future use are presented above only for projects under construction and are included in Restricted cash on the balance sheet.

HOWARD HUGHES

20

Ward Village - Completed or Under Construction Condominiums Remaining to be Sold

As of September 30, 2022	Waiea	'A'ali'i	Kō'ula	Total
Key Metrics (*$ in thousands*)				
Type of building	Luxury	Upscale	Upscale	
Number of units	177	750	565	1,492
Avg. unit Sq. Ft.	2,138	520	725	790
Condo Sq. Ft.	378,488	390,097	409,612	1,178,197
Street retail Sq. Ft. (a)	7,716	11,175	36,800	55,691
Stabilized retail NOI	$450	$640	$1,280	$2,370
Stabilization year	2017	2024	2025	
Development progress (*$ in thousands*)				
Status	Opened	Opened	Opened	
Start date	Q2 2014	Q4 2018	Q3 2019	
Completion / Est. Completion date	Q4 2016	Q4 2021	Q3 2022	
Total development cost	$598,664	$394,908	$487,039	$1,480,611
Cost-to-date	528,041	378,766	367,885	1,274,692
Remaining to be funded	$70,623	$16,142	$119,154	$205,919
Financial Summary (*$ in thousands*)				
Units closed (through Q3 2022)	176	712	398	1,286
Units under contract (through Q3 2022)	—	1	148	149
Units remaining to be sold (through Q3 2022)	1	37	19	57
Total % of units closed or under contract	99.4%	95.1%	96.6%	96.2%
Units closed (current quarter)	—	6	398	404
Units under contract (current quarter)	—	3	2	5
Square footage closed or under contract (total)	377,311	360,608	398,196	1,136,115
Total % square footage closed or under contract	99.7%	92.4%	97.2%	96.4%
Total cash received (closings & deposits)	$696,578	$496,232	$579,530	$1,772,340
Total GAAP revenue recognized	$696,393	$495,927	$413,022	$1,605,342
Total future GAAP revenue for units under contract	$—	$1,161	$204,006	$205,167
Expected avg. price per Sq. Ft.	$1,900 - $1,950	$1,300 - $1,350	$1,500 - $1,550	
Deposit Reconciliation (*thousands*)				
Spent towards construction	$—	$—	$—	$—
Held for future use (b)	—	—	—	—
Total deposits from sales commitment	$—	$—	$—	$—

(a) Expected construction cost per retail square foot for all sold and remaining to be sold condos is approximately $1,100.
(b) Total deposits held for future use are presented above only for projects under construction and are included in Restricted cash on the balance sheet.

HOWARD HUGHES

21

Summary of Remaining Development Costs

As of September 30, 2022 *thousands*	Location	Total Estimated Costs (a)	Costs Paid Through September 30, 2022	Estimated Remaining to be Spent	Remaining Buyer Deposits/ Holdback to be Drawn	Debt to be Drawn (b)	Costs Remaining to be Paid, Net of Debt and Buyer Deposits/ Holdbacks to be Drawn (c)	Estimated Completion Date
Operating Assets		(A)	(B)	(A) - (B) = (C)	(D)	(E)	(C) - (D) - (E) = (F)	
6100 Merriweather (d)	Columbia, MD	$ 138,221	$ 118,511	$ 19,710	$ —	$ —	$ 19,710	Open
Juniper Apartments (d)	Columbia, MD	116,386	106,876	9,510	—	—	9,510	Open
Memorial Hermann Medical Office Building(e)	Houston, TX	6,237	3,704	2,533	—	2,646	(113)	Open
Starling at Bridgeland (e)	Houston, TX	60,572	46,108	14,464	—	14,538	(74)	Open
Total Operating Assets		321,416	275,199	46,217	—	17,184	29,033	
Seaport Assets								
Pier 17 and Historic District Area / Uplands (d)	New York, NY	594,368	564,296	30,072	—	—	30,072	Open
Tin Building	New York, NY	196,113	191,123	4,990	—	—	4,990	Open
Total Seaport Assets		790,481	755,419	35,062	—	—	35,062	
Strategic Developments								
Marlow	Columbia, MD	130,490	83,159	47,331	—	47,109	222	Q4 2022
South Lake Medical Office Building (f)	Columbia, MD	44,833	3,846	40,987	—	—	40,987	Q1 2024
Creekside Park Medical Plaza (e)	Houston, TX	10,351	4,631	5,720	—	6,056	(336)	Q4 2022
Wingspan (f)	Houston, TX	86,548	3,116	83,432	—	—	83,432	2024
1700 Pavilion (e)	Las Vegas, NV	121,515	79,864	41,651	—	40,851	800	Q4 2022
Tanager Echo (e)	Las Vegas, NV	86,853	50,971	35,882	—	34,562	1,320	Q1 2023
'A'ali'i	Honolulu, HI	394,908	378,766	16,142	—	—	16,142	Open
Kō'ula	Honolulu, HI	487,039	367,885	119,154	—	—	119,154	Open
Victoria Place (g)	Honolulu, HI	503,271	148,769	354,502	75,602	303,630	(24,730)	2024
Waiea (h)	Honolulu, HI	598,664	528,041	70,623	—	—	70,623	Open
Total Strategic Developments		2,464,472	1,649,048	815,424	75,602	432,208	307,614	
Combined Total		$ 3,576,369	$ 2,679,666	$ 896,703	$ 75,602	$ 449,392	$ 371,709	

See page 4 for definition of Remaining Development Costs.

(a) Total Estimated Costs represent all costs to be incurred on the project which include construction costs, demolition costs, marketing costs, capitalized leasing, payroll or project development fees, deferred financing costs and advances for certain accrued costs from lenders and excludes land costs and capitalized corporate interest allocated to the project. Total Estimated Costs for assets at Ward Village and Columbia exclude master plan infrastructure and amenity costs at Ward Village and Merriweather District.

(b) With respect to our condominium projects, remaining debt to be drawn is reduced by deposits utilized for construction.

(c) We expect to be able to meet our cash funding requirements with a combination of existing and anticipated construction loans, condominium buyer deposits, free cash flow from our Operating Assets and MPC segments, net proceeds from condominium sales, our existing cash balances and as necessary, the postponement of certain projects.

(d) Final completion is dependent on lease-up and tenant build-out.

(e) Negative balance relates to costs paid by HHC, but not yet reimbursed by our lenders. We expect to receive funds from our lenders for these costs in the future.

(f) We expect to secure financing to fund these developments in late 2022 or early 2023.

(g) The negative balance represents equity that will be paid out as loan proceeds in Q1 2023. Until that period, costs remaining (net of debt) will reflect a negative balance.

(h) Total estimated cost includes $139.2 million for warranty repairs. However, we anticipate recovering a substantial amount of these costs in the future, which is not reflected in this schedule.

HOWARD HUGHES

22

Portfolio Key Metrics

As of September 30, 2022	The Woodlands Houston, TX	The Woodlands Hills Houston, TX	Bridgeland Houston, TX	Summerlin Las Vegas, NV	Teravalis Phoenix, AZ	Floreo Phoenix, AZ	Columbia Columbia, MD	Total MPC Regions	Hawai'i Honolulu, HI	Seaport New York, NY	Total Non-MPC
	MPC Regions								Non-MPC Regions		
Stabilized Properties											
Office Sq.Ft.	3,373,048	—	—	532,428	—	—	1,380,972	5,286,448	—	—	—
Retail Sq. Ft. (a)	386,999	—	67,947	800,140	—	—	197,193	1,452,279	854,869	13,000	867,869
Multi-family units	2,298	—	312	391	—	—	1,199	4,200	—	21	21
Self-Storage Units	1,363	—	—	—	—	—	—	1,363	—	—	—
Other Sq. Ft.	135,801	—	—	—	—	—	—	135,801	—	—	—
Unstabilized Properties											
Office Sq.Ft.	615,055	—	—	—	—	—	319,200	934,255	—	188,450	188,450
Retail Sq.Ft.	72,976	—	—	—	—	—	—	72,976	11,175	283,516	294,691
Under Construction Properties											
Office Sq.Ft.	33,000	—	—	267,000	—	—	86,000	386,000	—	—	—
Retail Sq.Ft.	—	—	—	—	—	—	32,000	32,000	36,800	—	36,800
Multi-family units	—	—	263	294	—	—	472	1,029	—	—	—
Residential Land											
Total gross acreage/condos (b)	28,545 ac	2,055 ac	11,506 ac	22,500 ac	33,810 ac	3,029 ac	16,450 ac	117,895 ac	3,046	n/a	3,046
Current Residents (b)	120,000	1,600	17,500	120,000	—	—	112,000	371,100	n/a	n/a	—
Remaining saleable acres/ condos under construction or complete	32 ac	1,165 ac	2,387 ac	2,470 ac	17,770 ac	1,230 ac	n/a	25,054 ac	57	n/a	57
Estimated price per acre (c)	$1,983,000	$315,000	$494,000	$977,000	$332,000	$305,000	n/a		n/a	n/a	
Commercial Land											
Total acreage remaining	746 ac	167 ac	1,320 ac	808 ac	9,578 ac	337 ac	96 ac	13,052 ac	n/a	n/a	—
Estimated price per acre (c)	$961,000	$515,000	$629,000	$1,039,000	$204,000	$173,000	$580,000		n/a	n/a	

Portfolio Key Metrics include 100% of square footage and units associated with joint venture projects. Retail space in Multi-family assets shown as Retail square feet.

(a) Retail Sq. Ft. within the Summerlin region excludes 381,767 Sq. Ft. of anchors and 40,846 Sq. Ft of additional office space above our retail space.
(b) Acreage and current residents shown as of December 31, 2021.
(c) Residential and commercial pricing represents the Company's estimate of price per acre per its 2022 land models.

HOWARD HUGHES

23

HOWARD HUGHES 24 Master Planned Community Land Consolidated MPC Segment EBT The Woodlands The Woodlands Hills Bridgeland Summerlin Teravalis Columbia Total Floreo (a) thousands Q3 2022 Q3 2021 Q3 2022 Q3 2021 Q3 2022 Q3 2021 Q3 2022 Q3 2021 Q3 2022 Q3 2021 Q3 2022 Q3 2021 Q3 2022 Q3 2021 Q3 2022 Q3 2021 Revenues: Residential land sale revenues $ — $ — $ 6,338 $ 5,113 $ 10,822 $ 9,532 $ 29,731 $ 38,966 $ — $ — $ — $ — $ 46,891 $ 53,611 $ — $ — Commercial land sale revenues — 2,694 — — 5,694 — — — — — — — 5,694 2,694 — — Builder price participation 585 158 1,093 437 1,849 941 15,325 9,619 — — — — 18,852 11,155 — — Other land sale revenues 440 355 33 — 92 76 6,186 4,170 — — — — 6,751 4,601 — — Total revenues 1,025 3,207 7,464 5,550 18,457 10,549 51,242 52,755 — — — — 78,188 72,061 — — Expenses: Cost of sales - residential land — — (2,605) (2,045) (3,084) (2,576) (12,043) (18,232) — — — — (17,732) (22,853) — — Cost of sales - commercial land — (566) — — (1,623) — — — — — — — (1,623) (566) — — Real estate taxes (971) (954) (17) (34) (948) (1,268) (545) (586) (4) — (149) (147) (2,634) (2,989) (59) — Land sales operations (2,261) (5,001) (886) (428) (1,658) (986) (3,459) (2,566) (213) — (589) (85) (9,066) (9,066) (677) — Total operating expenses (3,232) (6,521) (3,508) (2,507) (7,313) (4,830) (16,047) (21,384) (217) — (738) (232) (31,055) (35,474) (736) — Depreciation and amortization (33) (34) (2) (2) (33) (37) (29) (29) (7) — — — (104) (102) (304) — Interest income (expense), net 471 (173) 531 384 4,799 4,141 7,691 6,010 — — — — 13,492 10,362 276 — Other (loss) income, net — — — — — — — — — — — — — — Gain (loss) on extinguishment of debt — (438) — — — (566) — — — — — — — (1,004) — — Equity in earnings (losses) from real estate and other affiliates (b) — — — — — — 15,284 8,277 (422) — — — 14,862 8,277 — — MPC Segment EBT $ (1,769) $ (3,959) $ 4,485 $ 3,425 $ 15,910 $ 9,257 $ 58,141 $ 45,629 $ (646) $ — $ (738) $ (232) $ 75,383 $ 54,120 $ (764) $ — (a) This represents 100% of Floreo EBT. The Company owns a 50% interest in Floreo and accounts for its investment under the equity method. (b) Equity in earnings (losses) from real estate and other affiliates for Teravalis reflects our share of earnings in our Floreo joint venture and for Summerlin our share of earnings in The Summit joint venture. MPC Performance

HOWARD HUGHES 25 Master Planned Community Land Consolidated MPC Segment The Woodlands The Woodlands Hills Bridgeland Summerlin Teravalis Columbia Floreo (a) thousands Q3 2022 Q3 2021 Q3 2022 Q3 2021 Q3 2022 Q3 2021 Q3 2022 Q3 2021 Q3 2022 Q3 2021 Q3 2022 Q3 2021 Q3 2022 Q3 2021 Key Performance Metrics: Residential Total acres closed in current period — — ac 15.4 ac 14.5 ac 20.8 ac 22.3 ac 23.6 ac 47.3 ac — — — — — — Price per acre achieved NM NM $412 $353 $520 $415 $1,274 $728 NM NM NM NM NM NM Avg. gross margins NM NM 58.9% 60.0% 71.5% 73.0% 59.5% 53.2% NM NM NM NM NM NM Commercial Total acres closed in current period — 1.6 ac NM — 16.6 ac — — — — — — — — — Price per acre achieved NM $1,684 NM NM $436 NM NM NM NM NM NM NM NM NM Avg. gross margins NM 79.0% NM NM 71.5% NM NM NM NM NM NM NM NM NM Avg. combined before-tax net margins NM 79.0% 58.9% 60.0% 71.5% 73.0% 59.5% 53.2% NM NM NM NM NM NM Key Valuation Metrics: Remaining saleable acres Residential 32 ac 1,165 ac 2,387 ac 2,470 ac 17,770 ac — 1,230 ac Commercial (b) 746 ac 167 ac 1,320 ac 808 ac 9,578 ac 96 ac 337 ac Projected est. % superpads / lot size —% / — —% / — —% / — 82% / 0.25 ac —% / — NM NM Projected est. % single-family detached lots / lot size 60% / 0.36 ac 83% / 0.21 ac 89% / 0.23 ac —% / — 81% / 0.22 ac NM 100% / 0.24 ac Projected est. % single-family attached lots / lot size 40% / 0.12 ac 17% / 0.13 ac 9% / 0.09 ac —% / — 19% / 0.11 ac NM —% / 0 Projected est. % custom homes / lot size —% / — —% / — 2% / 0.63 ac 18% / 0.45 ac —% / — NM —% / — Estimated builder sale velocity (blended total - TTM) (c) 1 22 62 57 NM NM NM Projected GAAP gross margin (d) 74.7% / 76.2% 58.9% / 60.0% 71.5% / 73.1% 60.3% / 52.8% 87.3% / —% NM 44.4% / —% Projected cash gross margin (d) 96.3% 86.0% 87.2% 77% 87.6% NM 60.5% Residential sellout / Commercial buildout date estimate Residential 2025 2030 2036 2039 2081 — 2033 Commercial 2034 2030 2045 2039 2081 2024 (e) 2026 (a) This represents 100% of Floreo performance and valuation metrics. The Company owns a 50% interest in Floreo and accounts for its investment under the equity method. (b) Columbia Commercial excludes 15 commercial acres held in the Strategic Developments segment in Downtown Columbia. (c) Represents the average monthly builder homes sold over the last twelve months ended September 30, 2022. (d) Projected GAAP gross margin is based on GAAP revenues and expenses which exclude revenues deferred on sales closed where revenue did not meet criteria for recognition and includes revenues previously deferred that met criteria for recognition in the current period. Gross margin for each MPC may vary from period to period based on the locations of the land sold and the related costs associated with developing the land sold. Projected cash gross margin includes all future projected revenues less all future projected development costs, net of expected reimbursable costs, and capitalized overhead, taxes and interest. (e) Columbia land development is complete. The sale of remaining land and/or development of additional commercial assets will occur as the market dictates. NM Not meaningful. MPC Land

HOWARD HUGHES 26 Office Expirations (a) Retail Expirations (a) Expiration Year Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. 2022 $ 4,286 1.85% $ 36.79 $ 1,090 1.24% $ 36.47 2023 9,296 4.01% 37.16 7,432 8.48% 45.45 2024 13,478 5.82% 49.28 6,385 7.29% 47.69 2025 25,749 11.12% 42.40 16,508 18.85% 52.98 2026 10,139 4.38% 40.42 7,253 8.28% 48.70 2027 31,520 13.61% 39.43 5,935 6.78% 53.56 2028 15,446 6.67% 41.45 4,974 5.68% 48.92 2029 15,345 6.62% 45.55 5,001 5.71% 59.60 2030 18,429 7.96% 39.95 4,433 5.06% 67.52 2031 5,041 2.18% 47.29 4,710 5.38% 55.74 Thereafter 82,907 35.78% 49.45 23,872 27.25% 62.14 Total $ 231,636 100.00% $ 87,593 100.00% (a) Excludes leases with an initial term of 12 months or less. Also excludes Seaport leases. Office and Retail Lease Expirations Total Office and Retail Portfolio as of September 30, 2022 % o f A nn ua liz ed C as h R en t E xp iri ng Houston Summerlin Columbia Hawaii Other Office 2022 Retail 2022 Office 2023 Retail 2023 Office 2024 Retail 2024 Office 2025 Retail 2025 Office 2026 Retail 2026 Office 2027 Retail 2027 Office 2028 Retail 2028 Office 2029 Retail 2029 Office 2030 Retail 2030 Office 2031 Retail 2031 Office 2032+ Retail 2032+ 0% 6% 12% 18% 24% 30% Lease Expirations

HOWARD HUGHES 27 Acquisition / Disposition Activity thousands except rentable Sq. Ft. / Units / Acres Q3 2022 Acquisitions Date Acquired Property % Ownership Location Acres Acquisition Price No acquisition activity to report for Q3 2022 Q3 2022 Dispositions Date Sold Property % Ownership Location Acres / Rentable Sq. Ft. Sale Price August 18, 2022 Noncontrolling interest in Teravalis (a) Phoenix, AZ (a) $15.0 million Acquisition/Disposition Activity (a) The October 2021 purchase of Teravalis included an option for the seller, or permitted assignee, to repurchase up to 50% interest in the Teravalis. On June 17, 2022, the seller’s assignee, JDM Member, exercised the minimum purchase option and purchased a 9.24% interest in Teravalis for $50.0 million and paid an additional $10.0 million to extend the option to repurchase up to the remaining 40.76% interest in Teravalis. On August 18, 2022, the JDM Member partially exercised the option and purchased an additional 2.78% interest in the Teravalis Property for $15.0 million, inclusive of the $10.0 million deposit previously received. The remaining purchase option expired upon partial purchase of this additional ownership interest. As of September 30, 2022, Teravalis is a consolidated variable interest entity with member equity interest of 88.0% for the Company and 12.0% for JDM Member.

Other Assets

Property Name	City, State	% Ownership	Acres	Notes
West End Alexandria (formerly Landmark Mall)	Alexandria, VA	58.33%	41.1	In June 2021, a Contribution Agreement was executed by and between affiliates of HHC, Seritage, and Foulger-Pratt which establishes a framework for a joint venture to redevelop the 52-acre site previously known as Landmark Mall in Alexandria, VA. In July, the Alexandria City Council unanimously approved the redevelopment agreements which will result in up to approximately four million square feet of residential, retail, commercial and entertaiment offerings intergrated into a cohesive neighborhood with a central plaza, a network of parks and public transportation. The development will be anchored by a new state-of-the-art Inova Hospital and medical campus. Alexandria City Council approved the use of $54 million in public bond financing to allow the City to acquire the land for the hospital and lease it to Inova, as well as $86 million in public bond financing for site preparation and infrastructure at the site and adjacent Duke Street and Van Dorn Street corridors. West End Alexandria executed a Purchase and Sale Agreement with the City of Alexandria to sell approximately 11 acres to the City of Alexandria for $54 million for the Inova Hospital and medical campus. Foulger-Pratt will manage construction of the development. Demolition on the remaining 41 acres began in the second quarter of 2022, with completion of the first buildings expected in 2025.
Maui Ranch Land	Maui, HI	100%	20	Two, non-adjacent, ten-acre parcels zoned for native vegetation.
80% Interest in Fashion Show Air Rights	Las Vegas, NV	80%	N/A	Air rights above the Fashion Show Mall located on the Las Vegas Strip.
250 Water Street	New York, NY	100%	1	The one-acre site is situated at the entrance of the Seaport. In October 2020, we announced our comprehensive proposal for the redevelopment of 250 Water Street, which includes the transformation of this underutilized full-block surface parking lot into a mixed-use development that would include affordable and market rate apartments, community-oriented spaces and office space. This project, which includes approximately 547,000 zoning square feet, presents a unique opportunity at the Seaport to redevelop this site into a vibrant mixed-use asset, provide long-term viability to the South Street Seaport Museum and deliver much-needed affordable housing and economic stimulus to the area. In May 2021, we received approval from the New York City Landmarks Preservation Commission (LPC) on our proposed design for the 250 Water Street site and in September 2021, the New York State Supreme Court dismissed on procedural grounds a lawsuit challenging the LPC approval. We received final approvals in December 2021 through the New York City Uniform Land Use Review Procedure known as ULURP, which will allow the necessary transfer of development rights to the parking lot site. Also in December 2021, an amendment to the Seaport ground lease was executed giving the Company extension options, at the discretion of the Company, for an additional 48 years from its current expiration in 2072 until 2120. We received a building foundation permit from the New York City Department of Buildings and began initial foundation work and remediation in the second quarter of 2022. Remediation of the site as a volunteer of the New York State Brownfield Cleanup program is expected to be completed in 2023. In the additional lawsuit that was filed in February 2022 challenging the land use approvals previously granted to the Company under the ULURP for the redevelopment and construction of 250 Water Street, the Court ruled in the Company's favor, denying all claims of the petitioners. The same petitioners subsequently filed a request to reargue the case, which is currently under consideration by the Court. A separate lawsuit was filed in July 2022 again challenging the Landmarks Preservation Commission approval. In the Landmarks case, a Temporary Restraining Order (TRO) was granted at the request of the petitioners until the next hearing on December 1, 2022. The TRO allows HHC to continue with site remediation but otherwise prevents HHC from constructing the building while the case is pending. The Company is vigorously contesting all of these claims which it believes are without merit.

HOWARD HUGHES

HH

28

Debt Summary

thousands	September 30, 2022	December 31, 2021
Fixed-rate debt		
Unsecured 5.375% Senior Notes due 2028	$ 750,000	$ 750,000
Unsecured 4.125% Senior Notes due 2029	650,000	650,000
Unsecured 4.375% Senior Notes due 2031	650,000	650,000
Secured mortgages, notes and loans payable	1,204,101	1,006,428
Special Improvement District bonds	61,949	69,131
Variable-rate debt (a)		
Secured mortgages, notes and loans payable, excluding condominium financing	1,035,277	1,039,674
Condominium financing	49,000	199,183
Secured Bridgeland Notes due 2026	275,000	275,000
Mortgages, notes and loans payable	4,675,327	4,639,416
Deferred financing costs	(47,916)	(48,259)
Total mortgages, notes and loans payable, net	$ 4,627,411	$ 4,591,157

Net Debt on a Segment Basis as of September 30, 2022 (b)

thousands	Operating Assets	Master Planned Communities	Seaport	Strategic Developments	Segment Totals	Non-Segment Amounts	Total
Mortgages, notes and loans payable, net	**$ 2,027,335**	**$ 332,752**	**$ 99,946**	**$ 142,234**	**$ 2,602,267**	**$ 2,025,144**	**$ 4,627,411**
Mortgages, notes and loans payable of real estate and other affiliates (c)	90,385	14,827	—	—	105,212	—	105,212
Less:							
Cash and cash equivalents	(94,322)	15,860	(14,911)	(2,426)	(95,799)	(258,806)	(354,605)
Cash and cash equivalents of real estate and other affiliates (c)	(1,900)	(35,566)	(10,038)	(8,563)	(56,067)	—	(56,067)
Special Improvement District receivables	—	(73,386)	—	—	(73,386)	—	(73,386)
Municipal Utility District receivables, net	—	(506,666)	—	—	(506,666)	—	(506,666)
TIF receivable	—	—	—	(1,776)	(1,776)	—	(1,776)
Net Debt	**$ 2,021,498**	**$ (252,179)**	**$ 74,997**	**$ 129,469**	**$ 1,973,785**	**$ 1,766,338**	**$ 3,740,123**

Consolidated Debt Maturities and Contractual Obligations by Extended Maturity Date as of September 30, 2022

thousands	Remaining in 2022	2023	2024	2025	2026	Thereafter	Total
Mortgages, notes and loans payable (d)	$ 3,720	$ 549,600	$ 28,913	$ 277,320	$ 384,674	$ 3,431,100	$ 4,675,327
Interest payments (e)	61,517	231,288	207,586	193,853	174,763	536,333	1,405,340
Ground lease and other leasing commitments	915	2,791	2,847	2,905	2,965	243,600	256,023
Total	**$ 66,152**	**$ 783,679**	**$ 239,346**	**$ 474,078**	**$ 562,402**	**$ 4,211,033**	**$ 6,336,690**

(a) The Company has entered into derivative instruments to manage a portion of our variable interest rate exposure. See page 30 and 31 for additional detail.
(b) Net debt is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as its components are important indicators of our overall liquidity, capital structure and financial position. However, it should not be used as an alternative to our debt calculated in accordance with GAAP.
(c) Each segment includes our share of the Mortgages, notes and loans payable, net and Cash and cash equivalents for all joint ventures included in Investments in real estate and other affiliates.
(d) Mortgages, notes and loans payable are presented based on extended maturity date, subject to customary extension terms.
(e) Interest is based on the borrowings that are presently outstanding and current floating interest rates.

HOWARD HUGHES
29

Property-Level Debt

thousands	Q3 2022 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate		Initial / Extended Maturity (a)
Operating Assets						
Lake Woodlands Crossing Retail	$ 12,093	4.61 %	Floating/Swap	4.61 %	(d)	Jan-23
Senior Secured Credit Facility	242,174	4.61 %	Floating/Swap	4.61 %	(b),(c),(d)	Sep-23
9303 New Trails	9,951	4.88 %	Fixed	4.88 %		Dec-23
4 Waterway Square	29,142	4.88 %	Fixed	4.88 %		Dec-23
Creekside Park West	15,713	4.61 %	Floating/Swap	4.61 %	(d)	Mar-23 / Mar-24
6100 Merriweather	70,002	L+275	Floating/Swap	4.61 %	(d)	Sep-22 / Sep-24
Juniper Apartments	74,938	L+275	Floating	5.89 %	(e)	Sep-22 / Sep-24
Creekside Park The Grove	39,899	4.61 %	Floating/Swap	4.61 %	(d)	Jan-24 / Jan -25
9950 Woodloch Forest	93,148	L+195	Floating/Swap	4.61 %	(d)	Mar-25
Ae'o Retail	29,387	L+265	Floating	5.79 %		Oct-25
Ke Kilohana Retail	8,978	L+265	Floating	5.79 %		Oct-25
3831 Technology Forest Drive	19,839	4.50 %	Fixed	4.50 %		Mar-26
20/25 Waterway Avenue	14,500	S+250	Floating	5.48 %		Apr-26 / Apr-27
Kewalo Basin Harbor	11,294	L+275	Floating/Swap	4.61 %	(d)	Sep-27
Memorial Hermann Medical Office Building	2,217	S+205	Floating	5.03 %		Feb-25 / Feb-27
Starling at Bridgeland	28,130	L+275	Floating	5.89 %		Apr-26 / Apr-27
Millennium Six Pines Apartments	42,500	3.39 %	Fixed	3.39 %		Aug-28
3 Waterway Square	43,600	3.94 %	Fixed	3.94 %		Aug-28
Two Summerlin	40,800	3.43 %	Floating/Swap	3.43 %	(f)	Feb-27 / Feb-29
One Lakes Edge	67,820	4.50 %	Fixed	4.50 %		Mar-29
Aristocrat	35,323	3.67 %	Fixed	3.67 %		Sep-29
Creekside Park Apartments	37,730	3.52 %	Fixed	3.52 %		Oct-29
One Hughes Landing	48,614	4.30 %	Fixed	4.30 %		Dec-29
1725 Hughes Landing Boulevard	61,207	L+395	Floating	7.09 %		Jan-27 / Jan-30
1735 Hughes Landing Boulevard	59,006	L+395	Floating	7.09 %		Jan-27 / Jan-30
Two Hughes Landing	46,548	4.20 %	Fixed	4.20 %		Dec-30
Tanager Apartments	58,500	3.13 %	Fixed	3.13 %		May-31
Lakeside Row	35,500	3.15 %	Fixed	3.15 %		Sept-31
1201 Lake Robbins	250,000	3.83 %	Fixed	3.83 %		Oct-31
Three Hughes Landing	70,000	3.55 %	Fixed	3.55 %		Dec-31
The Woodlands Warehouse	13,700	3.65 %	Fixed	3.65 %		Jan-32
8770 New Trails	35,404	4.89 %	Floating/Swap	4.89 %	(g)	Jan-32
One Merriweather	49,800	3.53 %	Fixed	3.53 %		Feb-32
Two Merriweather	25,600	3.83 %	Fixed	3.83 %		Feb-32
Millennium Waterway Apartments	51,000	3.94 %	Fixed	3.94 %		Jun-32
Two Lakes Edge	105,000	4.39 %	Fixed	4.39 %		Jun-32
The Lane at Waterway	37,500	4.85 %	Fixed	4.85 %		Jul-32

HOWARD HUGHES

30

Property-Level Debt (cont.)

thousands		Q3 2022 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate	Initial / Extended Maturity (a)
Operating Assets (cont.)						
Constellation Apartments	$	24,200	4.07 %	Fixed	4.07 %	Jan-33
Hughes Landing Retail		33,095	3.50 %	Fixed	3.50 %	Dec-36
Columbia Regional Building		23,462	4.48 %	Fixed	4.48 %	Feb-37
Las Vegas Ballpark		45,676	4.92 %	Fixed	4.92 %	Dec-39
	$	2,042,990				
Master Planned Communities						
Bridgeland Notes due 2026	$	275,000	S+230	Floating	5.28 %	Sep-26
	$	275,000				
Seaport						
250 Water Street	$	100,000	4.61 %	Floating/Swap	4.61 % (d)	Nov-22 / Nov-23
	$	100,000				
Strategic Developments						
Marlow	$	35,461	L+295	Floating	6.09 %	Apr-25 / Apr-26
Victoria Place		49,000	L+500	Floating/Cap	7.00 % (h)	Sep-24 / Sep-26
Creekside Park Medical Plaza		1,841	S+205	Floating	5.03 %	Feb-25 / Feb-27
Tanager Echo		24,938	L+290	Floating/Cap	5.40 % (i)	Sep-25 / Sep-27
1700 Pavillion		34,148	L+380	Floating/Cap	6.30 % (j)	Sep-25 / Sep-27
	$	145,388				
Total (k)	$	2,563,378				

(a) Extended maturity assumes exercise of all extension options, some of which have performance requirements..
(b) The following properties are included as collateral for the credit facility: 10-70 Columbia Corporate Center, One Mall North, 1701 Lake Robbins, Creekside Village Green, Lakeland Village Center at Bridgeland and certain properties at Ward Village.
(c) Balance includes zero drawn on the revolver portion of the loan that is intended for general corporate use.
(d) $615 million of outstanding debt is swapped to a fixed rate of 4.61%.
(e) $30.1 million of the outstanding balance on Juniper Apartments is swapped to a fixed rate of 4.61%
(f) Concurrent with the closing of the $40.8 million financing of Two Summerlin in the first quarter of 2022, the Company entered into an interest rate swap. The loan bears interest at Secured Overnight Financing Rate (SOFR) plus 1.75%, but is currently swapped to a fixed rate rate of 3.425%.
(g) Concurrent with the closing of the $35.5 million construction loan for 8770 New Trails in June 2019, the Company entered into an interest rate swap. The loan bears interest at LIBOR plus 2.45% but it is currently swapped to a fixed rate equal to 4.89%.
(h) In the first quarter of 2021, the Company closed on a $368.2 million construction loan for the development of Victoria Place in Ward Village, which bears interest at LIBOR, with a floor of 0.25%, plus 5.00%. Concurrently, the Company entered into interest rate cap agreements with a total notional amount of $368.2 million and a LIBOR strike rate of 2.00%.
(i) In the third quarter of 2021, the Company closed on a $59.5 million construction loan for the development of Tanager Echo, which bears interest at LIBOR, with a floor of 0.10%, plus 2.90%. The Company entered into an interest rate cap agreement with a LIBOR strike rate of 2.50%.
(j) In the third quarter of 2021, the Company closed on a $75.0 million construction loan for the development of 1700 Pavillion, which bears interest at LIBOR, with a floor of 0.10%, plus 3.80%. The Company entered into an interest rate cap agreement with a LIBOR strike rate of 2.50%.
(k) Excludes JV debt, Corporate bond debt, and SID bond debt related to Summerlin.

HOWARD HUGHES

31

HOWARD HUGHES 32 Minimum Contractual Ground Lease Payments (thousands) Future Cash Payments Pro-Rata Three months ended Remaining Year Ended Ground Leased Asset Share Expiration Date September 30, 2022 2022 December 31, 2023 Thereafter Total Seaport 100% 2072 (b) $ 615 $ 615 $ 2,491 $ 244,917 $ 248,023 Kewalo Basin Harbor 100% 2049 — 300 300 7,400 8,000 Total $ 615 $ 915 $ 2,791 $ 252,317 $ 256,023 (a) Initial expiration is December 31, 2072, but subject to extension options through December 31, 2120. Future cash payments are not inclusive of extension options. Summary of Ground Leases

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI

thousands	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	YTD Q3 2022	YTD Q3 2021
Operating Assets segment EBT (a)	**$ 3,998**	**$ 12,833**	**$ 9,248**	**$ (29,894)**	**$ 24,905**	**$ 26,079**	**$ (15,396)**
Add back:							
Depreciation and amortization	37,714	38,999	38,430	39,181	44,224	115,143	123,850
Interest (income) expense, net	23,340	21,318	20,118	20,212	18,027	64,776	55,179
Equity in (earnings) losses from real estate and other affiliates	(4,132)	(2,591)	(15,175)	30,111	15,108	(21,898)	36,931
(Gain) loss on sale or disposal of real estate and other assets, net	—	(4,018)	—	(27)	(39,141)	(4,018)	(39,141)
(Gain) loss on extinguishment of debt	—	363	282	471	573	645	1,455
Impact of straight-line rent	(1,744)	(3,101)	(2,438)	(4,685)	(936)	(7,283)	(10,030)
Other	(519)	158	49	(5)	215	(312)	10,454
Operating Assets NOI	**58,657**	**63,961**	**50,514**	**55,364**	**62,975**	**173,132**	**163,302**
Company's Share NOI - Equity Investees (b)	2,139	2,386	2,116	2,053	(47)	6,641	2,028
Distributions from Summerlin Hospital Investment	—	—	4,638	—	—	4,638	3,755
Total Operating Assets NOI	**$ 60,796**	**$ 66,347**	**$ 57,268**	**$ 57,417**	**$ 62,928**	**$ 184,411**	**$ 169,085**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments.
(b) The Company's share of NOI related to 110 North Wacker in 2021 is calculated using our stated ownership of 23% and does not include the impact of the partnership distribution waterfall.

HOWARD HUGHES

33

Reconciliation of Non-GAAP Measures (cont.)

Reconciliation of Seaport segment EBT to Total NOI *thousands*	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	YTD Q3 2022	YTD Q3 2021
Seaport segment EBT (a)	**$ (18,114)**	**$ (12,573)**	**$ (20,714)**	**$ (18,146)**	**$ (14,929)**	**$ (51,401)**	**$ (40,272)**
Add back:							
Depreciation and amortization	9,651	7,720	7,823	7,941	9,087	25,194	22,926
Interest (income) expense, net	(1,731)	(1,319)	47	309	(377)	(3,003)	(666)
Equity in (earnings) losses from real estate and other affiliates	11,273	5,239	3,711	291	1,009	20,223	1,697
Impact of straight-line rent	(185)	(184)	1,888	367	398	1,519	1,265
Other (income) loss, net (b)	674	433	1,503	3,719	1,287	2,610	3,006
Seaport NOI	**1,568**	**(684)**	**(5,742)**	**(5,519)**	**(3,525)**	**(4,858)**	**(12,044)**
Company's Share NOI - Equity Investees (c)	(11,034)	(4,979)	(3,838)	(272)	(38)	(19,851)	(320)
Total Seaport NOI	**$ (9,466)**	**$ (5,663)**	**$ (9,580)**	**$ (5,791)**	**$ (3,563)**	**$ (24,709)**	**$ (12,364)**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments.
(b) Includes miscellaneous development-related items.
(c) Company's Share of NOI - Equity Investees for the Tin Building by Jean-Georges has been updated for the first and second quarters of 2022 using our current partnership funding provisions compared to the stated ownership of 65% used previously.

HOWARD HUGHES

34

Reconciliation of Non-GAAP Measures (cont.)

Reconciliation of MPC Land Sales Closed to GAAP Land Sales Revenue	Three Months Ended September 30,		Nine Months Ended September 30,	
thousands	2022	2021	2022	2021
Total residential land sales closed in period	$ 47,217	$ 48,807	$ 155,855	$ 140,069
Total commercial land sales closed in period	7,233	2,693	37,207	10,129
Net recognized (deferred) revenue:				
Bridgeland	(1,538)	269	(1,528)	(1,802)
Woodlands Hills	—	—	(172)	—
Summerlin	(2,280)	(2,991)	1,652	(4,842)
Total net recognized (deferred) revenue	(3,818)	(2,722)	(48)	(6,644)
Special Improvement District bond revenue	1,953	7,527	6,018	8,570
Total land sales revenue - GAAP basis	$ 52,585	$ 56,305	$ 199,032	$ 152,124

Reconciliation of MPC Segment EBT to MPC Net Contribution	Three Months Ended September 30,		Nine Months Ended September 30,	
thousands	2022	2021	2022	2021
MPC segment EBT	$ 75,383	$ 54,120	$ 206,327	$ 187,306
Plus:				
Master Planned Communities cost of sales	19,355	23,419	75,304	63,928
Depreciation and amortization	104	102	286	272
MUD and SID bonds collections, net	4,987	(3,669)	38,728	(1,068)
Distributions from real estate and other affiliates	—	10,000	—	111,672
Less:				
MPC development expenditures	(114,729)	(89,257)	(286,178)	(215,559)
Equity in (earnings) losses from real estate and other affiliates	(14,862)	(8,277)	(16,990)	(54,568)
MPC Net Contribution	$ (29,762)	$ (13,562)	$ 17,477	$ 91,983

Reconciliation of Segment EBTs to Net Income	Three Months Ended September 30,		Nine Months Ended September 30,	
thousands	2022	2021	2022	2021
Operating Assets segment EBT	$ 3,998	$ 24,905	$ 26,079	$ (15,396)
MPC segment EBT	75,383	54,120	206,327	187,306
Seaport segment EBT	(18,114)	(14,929)	(51,401)	(40,272)
Strategic Developments segment EBT	124,136	(6,793)	127,850	(26,563)
Consolidated segment EBT	185,403	57,303	308,855	105,075
Corporate income, expenses and other items	(77,734)	(55,186)	(177,583)	(167,500)
Net income (loss)	107,669	2,117	131,272	(62,425)
Net (income) loss attributable to noncontrolling interests	427	1,936	510	4,725
Net income (loss) attributable to common stockholders	$ 108,096	$ 4,053	$ 131,782	$ (57,700)

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35

Reconciliations of Net Income to FFO, Core FFO and AFFO

RECONCILIATIONS OF NET INCOME TO FFO *thousands except share amounts*	Q3 2022 Unaudited	Q3 2021 Unaudited	YTD Q3 2022 Unaudited	YTD Q3 2021 Unaudited
Net income attributable to common shareholders	**$ 108,096**	**$ 4,053**	**$ 131,782**	**$ (57,700)**
Adjustments to arrive at FFO:				
Segment real estate related depreciation and amortization	48,875	55,154	144,706	151,984
(Gain) loss on sale or disposal of real estate and other assets, net	—	(39,141)	(4,009)	(60,474)
Income recognized upon sale of interest in 110 North Wacker	—	—	4,914	—
Income tax expense adjustments:				
Gain on sale or disposal of real estate and other assets, net	—	8,454	918	13,062
Income recognized upon sale of interest in 110 North Wacker	—	—	(1,125)	—
Impairment of depreciable real estate properties	—	—	—	13,068
Reconciling items related to noncontrolling interests	(427)	(1,936)	(510)	(4,725)
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	1,018	1,771	3,048	6,618
FFO	**$ 157,562**	**$ 28,355**	**$ 279,724**	**$ 61,833**
Adjustments to arrive at Core FFO:				
(Gain) loss on extinguishment of debt	—	1,577	645	37,543
Loss on settlement of rate-lock agreement	—	—	—	9,995
Severance expenses	372	72	2,515	679
Non-real estate related depreciation and amortization	1,140	1,145	2,878	3,411
Straight-line amortization	(1,928)	(526)	(5,763)	(8,732)
Deferred income tax expense (benefit)	19,127	5,606	16,193	(17,975)
Non-cash fair value adjustments related to hedging instruments	728	3,172	6,709	9,186
Share-based compensation	3,051	2,497	8,911	6,613
Other non-recurring expenses (development-related marketing and demolition costs)	2,902	4,063	7,985	8,253
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	81	(625)	312	(3,324)
Core FFO	**$ 183,035**	**$ 45,336**	**$ 320,109**	**$ 107,482**
Adjustments to arrive at AFFO:				
Tenant and capital improvements	(2,727)	(980)	(8,373)	(7,443)
Leasing commissions	(3,814)	(2,027)	(6,155)	(4,200)
AFFO	**$ 176,494**	**$ 42,329**	**$ 305,581**	**$ 95,839**
FFO per diluted share value	**$ 3.18**	**$ 0.51**	**$ 5.49**	**$ 1.11**
Core FFO per diluted share value	**$ 3.70**	**$ 0.81**	**$ 6.29**	**$ 1.93**
AFFO per diluted share value	**$ 3.57**	**$ 0.76**	**$ 6.00**	**$ 1.72**

HOWARD HUGHES

36